Exhibit 10.20

STANDARD INDUSTRIAL LEASE

THIS STANDARD INDUSTRIAL LEASE (the “Lease”), is made this 15th day of January, 2003, by and between PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (hereinafter referred to as “Lessor”) and PRIMERICA LIFE INSURANCE COMPANY, a Massachusetts corporation (hereinafter referred to as “Lessee”).

W I T N E S S E T H:

1.	PREMISES

In consideration of the rents, covenants, agreements and stipulations herein set forth, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises outlined in red on the floor plan attached hereto as Exhibit “A” and made a part hereof (hereinafter referred to as the “Premises”), containing approximately 112,500 square feet and located at 1320 Progress Industrial Drive, Lawrenceville, Georgia, also known as Progress Distribution Center III, located in Gwinnett Progress Distribution Center (the “Park”). The Park is shown on “Exhibit B” attached hereto and made a part hereof.

2.	TERM

The term of this Lease shall commence as of the date of this Lease (the “Commencement Date”), and shall expire (unless extended or cancelled as otherwise provided for herein) at midnight on the last day of the month that is one hundred eighty-five (185) months after the Commencement Date. The initial term of this Lease and any extension thereof permitted hereunder shall herein be referred to as the “Lease Term.”

3.	RENTAL

Lessee agrees to pay to Lessor an annual base rental in monthly installments as set forth in the Special Stipulations attached hereto (the “Base Rent”), together with a monthly payment for Operating Expenses (as set forth in Section 9 below) and a monthly payment for Taxes and Premiums (as set forth in Section 5 below), in advance without deduction or setoff. Payments of Operating Expenses and Taxes and Premiums shall commence on the date which is ninety (90) days after the date of the Commencement Date and payments of Base Rent shall commence on the date which is one hundred fifty (150) days after the Commencement Date. The monthly payment of Base Rent, Operating Expenses, and/or Taxes and Premiums payable hereunder shall hereinafter be referred to collectively as a “Monthly Rent Payment”. In the event the date of the first scheduled payment of Operating Expenses and Taxes and Premiums or Base Rent falls on a date that is not the first day of a calendar month, then the rental for such month shall be prorated on a daily basis.

In addition to any other remedies for nonpayment, if any Monthly Rent Payment is not received by Lessor in full on or before the tenth (10th) day of the month for which such Monthly Rent Payment is due, a service charge of five percent (5%) shall be added thereto and such service charge shall be immediately due and payable together with the Monthly Rent Payment. The parties hereto acknowledge and agree that such service charge is compensation for the administrative costs that Lessor will incur in connection with such late payment, and such administrative costs would otherwise be difficult to ascertain, and that such service charge is a reasonable pre-estimate of such charges.

In addition, should any Monthly Rent Payment not be received in full by Lessor on or before thirty (30) days after its due date, then, in addition to Lessor’s other rights and remedies, Lessor shall be entitled to, and Lessee shall pay, interest on such overdue amount from the date due at a rate equal to the lesser of twelve percent (12%) per annum or such rate as is permitted by law.

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5.	REAL ESTATE TAXES AND INSURANCE

As used herein, the following terms wherever initially capitalized shall have the following meanings:

(a) “Taxes” shall mean all real estate taxes and assessments (general or special), real estate rental receipt or gross receipts taxes levied against or in respect of the building and the Park or any part thereof, or any other tax levied against Lessor in substitution for or in lieu of any tax which would otherwise constitute a real estate tax or a specific tax on rentals from all or part of the Building or the Park, plus the cost, including attorneys’ and appraisers’ fees, of any negotiation, contest or appeal pursued by Lessor in an effort to reduce the tax or assessment on which any tax provided for in this Section 5 is based.

(b) “Tax Year” shall mean each twelve (12) month period established as the real estate tax year by the taxing authorities having lawful jurisdiction over all or part of the Park.

Lessee shall pay to Lessor Lessee’s Proportionate Share (as defined below) of all Taxes for each Tax Year (or part thereof) occurring during the Lease Term. Lessee shall pay to Lessor such Proportionate Share of Taxes in equal monthly payments, in advance, commencing on the first day of the Lease Term, based upon estimated annual Taxes (as estimated by Lessor), but subject to adjustment after the end of each Tax Year on the basis of the actual Taxes incurred. Any overpayment will be credited against subsequent monthly obligation for Taxes or shall be refunded to Lessee, at Lessor’s option. Any shortage in payment by Lessee shall be paid by Lessee to Lessor within ten (10) days after delivery to Lessee of statement reconciling the amount actually collected from Lessee against Lessee’ Proportionate Share of actual Taxes for the Tax Year. “Lessee’s Proportionate Share”, as used in this Lease, shall be a fraction, the numerator of which is the square footage of the Premises and the denominator of which is the square footage of the Park (as such may increase or decrease from time to time). Lessor shall have the right to make demand or bill for Taxes after receipt of the tax bills or upon the expiration or sooner termination of this Lease. If the Lease Term shall commence or expire during a Tax Year, Lessee shall be liable only for that portion of the Taxes for such Tax Year represented by a fraction, the numerator of which is the number of days of the Lease Term that fall within said Tax Year and the denominator of which is 365.

Lessee shall be liable for all taxes assessed against and levied upon the trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises. If any such taxes are levied against Lessor or Lessor’s property and if Lessor elects to pay the same or if the assessed value of Lessor’s property is increased by inclusion of personal property and trade fixtures placed by Lessee in the Premises and Lessor elects to pay the taxes based on such increase, Lessee shall pay to Lessor, upon demand, that part of such taxes for which Lessee is primarily liable hereunder.

Lessor shall be deemed to have waived its right to seek reimbursement from Lessee with respect to any tax bill actually received by Lessor in the event Lessor has not billed Lessee for Lessee’s Proportionate Share of such Taxes within two (2) years of Lessor’s receipt of such tax bills.

Lessee shall pay to Lessor Lessee’s Proportionate Share of the costs of all insurance maintained by Lessor for the Building (as defined below) and the Park during the Lease Term. Lessee shall pay to Lessor such Proportionate Share in equal monthly payments, in advance, commencing on the first day of the Lease Term, based upon estimated annual costs (as estimated by Lessor) for such insurance, but subject to adjustment after the end of each calendar year on the basis of the actual premium cost (herein collectively referred to as the “Premiums”) for Lessor’s fire and casualty insurance and general liability insurance for the Park for the calendar year. Any overpayment will be credited against subsequent monthly obligation for Premiums or shall be refunded to Lessee, at Lessor’s option. Any shortage in payment by Lessee shall be paid by Lessee to Lessor within thirty (30) days after delivery of a statement reconciling the amount actually collected from Lessee against Lessee’ Proportionate Share of actual Premiums for the year. If the Lease Term shall commence or expire during a calendar year, Lessee shall be liable only for that portion of the Premiums for such calendar year represented by a fraction, the numerator of which is the number of days of the Lease Term that fall within said calendar year and the denominator of which is 365.

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6.	LESSEE’S WORK

Lessee shall build out the Premises in a workmanlike, lien free manner in compliance with all applicable laws, codes and ordinances and in accordance with plans and specifications approved by Lessor (such build out, the “Lessee’s Work”). Within fourteen (14) days after the Commencement Date, Lessee shall deliver a complete copy of such plans and specifications to Lessor for Lessor’s approval, which approval shall not be unreasonably withheld. Lessor shall have ten (10) days to approve such plans and specifications (as approved by Lessor, the “Lessee’s Plans and Specifications”). Lessee shall not modify or amend the Lessee’s Plans and Specifications without the prior approval of Lessor; provided, however, Lessor’s approval to any such modification or amendment shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, no modification or amendment to the Lessee’s Plans and Specifications or other change order approved by Lessor shall be deemed to increase the amount of the Lessor’s Contribution (as defined in the Special Stipulations attached hereto) or in any manner impose or give rise to any obligations of Lessor with respect thereto other than Lessor’s obligation to make the Lessor’s Contribution. In addition to any other insurance coverage or policies Lessee is required to carry pursuant to the terms of this Lease, at all times during the construction of the Lessee’s Work and until such time as Lessee achieves Substantial Completion (as defined in Section 13 below) Lessee shall maintain a policy of builders’ risk insurance in form, substance and insured amounts reasonably satisfactory to Lessor. Such policy shall name Lessor as an additional insured and shall require not less than thirty (30) days prior notice to Lessor of any cancellation or change in coverage. Such policy shall that such policy shall be primary without tight of contribution from any insurance that may be carried by Lessor or Lessee and that all of the provisions thereof, except limits of liability, shall operate in the same manner as if there were a separate policy of insurance covering each insured. Prior to commencement of the Lessee’s Work Lessee shall deliver to Lessor such insurance certificates and other evidence as Lessor may reasonably require showing that the foregoing insurance policy is in effect.

Upon the prior approval by Lessor of any proposed plan of Self Insurance (as hereinafter defined), which shall not be unreasonably withheld, Lessee shall have the option, either alone or in conjunction with Citigroup. Lessee’s ultimate parent corporation, or any subsidiaries or affiliates of Citigroup, to maintain self insurance and/or provide or maintain any insurance required by this Lease under blanket insurance policies maintained by Lessee or Citigroup, or provide or maintain insurance through such alternative risk management programs as Citigroup may provide or participate in from time to time (such types of insurance programs being herein collectively and severally referred to as “Self Insurance”), provided the same does not thereby decrease the insurance coverage or limits sets forth in this Section 6. If Citigroup’s net worth ceases to be equal to or greater than Two Billion Dollars ($2,000,000,000), then all of Lessee’s rights to self-insure under this Section 6 shall terminate immediately. Any Self Insurance shall be deemed to contain all of the terms and conditions applicable to such insurance as required in this Section 6, including without limitation, naming Lessor as an additional insured. If Lessee elects to self-insure, then, with respect to any claims which may result from incidents occurring during the construction, such Self Insurance obligation shall survive the expiration or earlier termination of this Lease to the same extent as the insurance required would survive. If Lessor fails to approve any such plans of Self Insurance, Lessee shall promptly obtain from a third party insurance carrier acceptable to Lessor the types and amounts of insurance required to be obtained and maintained by Lessee pursuant to the terms of this Lease so that Lessee at all times during the Term shall have in effect the levels and types of insurance required under this Lease.

7.	REPAIRS AND MAINTENANCE OF PREMISES AND ALTERATIONS

Lessor shall keep the foundation, the roof and the exterior walls of the building in which the Premises are located (the “Building”) (except plate glass, windows, doors, door closure devices, window and door frames, molding, locks and hardware) in good repair, except that Lessor shall not be required to make any repairs occasioned by any act of negligence or intentional misconduct of Lessee, its agents, employees, contractors, sublessees, invitees or licensees or arising as a result of Lessee’s completion of the Lessee’s Work. In the event the Building should become in need of repairs required to be made by Lessor hereunder, Lessee shall give immediate written notice to Lessor, and Lessor shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after delivery of such written notice, provided that such reasonable time shall not exceed ten (10) days if said damage

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is creating additional damage to the Premises or Lessee’s contents unless such repairs, by their very nature, are incapable of being repaired within such ten (10) day period in which event Lessor shall have a reasonable time to complete such repairs so long as Lessor has commenced such repairs prior to the expiration of such ten (10) day period and is diligently pursuing the completion of same. Lessee shall be solely responsible for any additional damage that occurs or any additional cost incurred in making such repairs as a result of Lessee’s failure to give timely notice to Lessor.

With the exception of any temporary alterations occasioned by the completion of the Lessee’s Work, Lessee agrees throughout the term of this Lease and any extensions or renewals of the same, at Lessee’s sole cost and expense, to keep and maintain the Premises and the Building (other than the aspects thereof which are the responsibility of Lessor pursuant to the preceding paragraph) and all fixtures and equipment therein or thereon, including all plumbing, heating, air-conditioning, electrical, gas, water, sewage and like fixtures and equipment, and also including the Premises window glass, loading docks, dock levelers, exterior steps, doors, door frames, locks and hardware, interior ceilings, walls and floors and all signs of Lessee erected pursuant to Section 22 hereof, in good repair, order and condition, making all repairs and replacements thereto as may be required. All repairs and replacements made by Lessee (whether or not in connection with the Lessee’s Work) shall be of the same or better quality, design and class as the original work and equipment. However, Lessee shall not be responsible to Lessor for repairs and replacement of any specialized printing equipment or ancillary systems installed on the Premises in connection therewith, including, without limitation, any specialized non-office air conditioning systems, lighting equipment and the like, which are required for the operation of Lessee’s business, including but not limited to non-office air conditioning. However, in the event any such equipment or systems are not delivered to Lessor in good and working order at the expiration of this Lease, or any extensions thereof, Lessor may mandate by written notice at least one hundred twenty (120) days prior to expiration of this Lease that Lessee, at Lessee’s sole cost and expense, remove those systems and make any necessary repairs as caused by said removal. If any repairs or replacements required to be made by Lessee hereunder are not made within ten (10) days after written notice delivered to Lessee by Lessor, Lessor may at its option make such repairs or replacements without liability to Lessee for loss or damage which may result to its equipment, fixtures, inventory or business by reason of such repairs, and Lessee shall pay to Lessor upon demand as additional rent hereunder the cost of such repairs, together with interest at the lesser of twelve percent (12%) per annum or the highest rate permitted by law from the date of payment by Lessor until repaid by Lessee. At the expiration of this Lease, Lessee shall surrender the Premises broom clean and in good condition, reasonable wear and tear and loss by fire or other casualty not caused by Lessee, its agents, employees, contractors, licensees or invitees excepted. In connection therewith, unless otherwise agreed to by Lessor, Lessee shall restore the slab surface of the Premises to substantially the same condition that existed on the Commencement Date.

As part of its obligation to maintain the Premises, Lessee shall, at its own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water heaters and heating and air conditioning systems and equipment within the Premises, and with a reputable pest control company for interior pest control service for the Premises. The maintenance contractor and the maintenance contract, and the pest control company, must be approved by Lessor. The maintenance contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to the Lessor) within thirty (30) days of the date Lessee takes possession of the Premises.

With the exception of the Lessee’s Work, which shall be completed in a workmanlike, lien free manner in accordance with the Lessee’s Plans and Specifications, Lessee shall not make any structural alterations; additions, repairs, improvements, or installations to the Premises without the prior written consent of Lessor. In addition, with the exception of the Lessee’s Work, Lessee shall not make any non-structural alterations, additions, repairs, improvements or installations to the Premises at a cost exceeding twenty thousand dollars ($20,000) without the prior written consent of Lessor. All alterations, additions, repairs, improvements, installations, equipment and fixtures, by whomever installed or erected (except such business trade fixtures belonging to Lessee as can be removed without damage to or leaving incomplete the Premises or the Building) shall remain upon and be surrendered with the Premises and become the property

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of Lessor at the termination of this Lease unless Lessor requires Lessee to remove same. The following property shall be considered part of the permanent improvements to the Building owned by Lessor, not business trade fixtures of Lessee, shall not be removed from the Premises by Lessee under any circumstances, and shall become the property of Lessor without credit or compensation to Lessee: (a) HVAC systems, fixtures, or equipment; (b) lighting fixtures or equipment; (c) dock levelers; (d) carpeting, linoleum or other permanent floor coverings, or raised flooring; (e) paneling or other wall coverings; (f) plumbing fixtures and equipment; and (g) permanent shelving.

All construction work done by Lessee within the Premises, including, without limitation, the Lessee’s Work, shall be performed in a good and workmanlike manner, in compliance with all laws, statute, ordinances, rules and regulations, and in such a manner as to cause a minimum of interference with other construction in progress in the Building or the Park. Lessee agrees to indemnify Lessor and hold Lessor harmless against any loss, liability or damage resulting from such work, and Lessee shall, if requested by Lessor, furnish a bond or other security satisfactory to Lessor against any such loss, liability or damage.

Lessee shall not suffer or permit any materialmens’, mechanics’, artisans’ or other liens to be filed or placed or to exist against the Building, the Park, or Lessee’s interest in the Premises by reason of work, services or materials supplied or claimed to have been supplied to Lessee or anyone holding the Premises or any part thereof through or under Lessee, and nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing or any materials for any improvement, alterations or repairs of or to the Premises or any part thereof, nor as giving Lessee any right, power or authority to contract for or permit the rendering of any services or the furnishings of any materials that would give rise to the filing of a materialmen’s, mechanics’ or other lien against the Premises. If any such lien should at any time be filed, Lessee shall cause the same to be discharged of record within fifteen (15) days after the date of filing of the same. If Lessee shall fail to discharge such lien within such time period, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due (without any investigation as to the validity of same) or by procuring the discharge of such lien by a deposit in court or by posting a bond. Any amount paid by Lessor for any of the aforesaid purposes, or for the satisfaction of any other lien not caused by Lessor, and all reasonable expenses of Lessor in defending any such action or in procuring the discharge of any such lien, shall be deemed additional rent hereunder and shall be repaid by Lessee to Lessor on demand.

8.	ACCEPTANCE OF PREMISES

Upon the date hereof, Lessee agrees to accept and hereby does accept the Premises in their current as-is condition. The obligations of Lessee under this Lease shall not be conditioned upon the initiation or completion of the Lessee’s Work. If requested by Lessor, Lessee shall execute and deliver to Lessor a written acceptance of the Premises as of the Commencement Date. Lessee acknowledges that Lessor has provided Lessee with a full setoff the plans for the Building (the “Building Plans”). In the event there exists any one or more material variances between the Building Plan and the actual, structural condition of the Building and such material variance or variances, in Lessee’s reasonable estimation, will result in an increase in the costs of Lessee’s Work exceeding, in the aggregate, $10,000, Lessee shall promptly notify Lessor. Prior to Lessee undertaking any repairs, alterations, or improvements or other corrective measures on account of any such variance, Lessee shall consult with Lessor and the Parties will mutually agree upon the proper course of action given the nature of any such variance and the Lessee’s Plans and Specifications. Lessor, at Lessor’s option, shall conduct all repairs, replacements, alterations or improvements necessary for the proper implementation of the agreed upon corrective measures. Lessor shall be responsible for all costs associated with curing any such variances in excess of $10,000 on an aggregate basis.

9.	COMMON AREAS AND OPERATING EXPENSES OF PREMISES

The term “Common Area” is defined for all purposes of this Lease as that part of the Premises and the Park intended for the common use of all lessees of Lessor, and includes, among other facilities, all parking areas, sidewalks, driveways, truckways, common loading areas, and landscaped areas. Lessor and Lessee hereby agree that Lessee shall have non-exclusive access

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(together with all other lessees of the Park) to the common parking areas, driveways, walks, landscaped areas and service areas of the Park appurtenant to the Premises. During the term of this Lease, Lessee will have the unreserved use, in common with the other tenants of the Building and the Park, of one (1) parking space per one thousand (1000) square feet of leased space. Lessee agrees not to interfere with other lessees’ access to or use of the Common Areas.

Lessee shall be entitled to park in the Common Areas in common with other lessees of Lessor. Lessee agrees not to overburden the parking facilities and agrees to cooperate with Lessor and other lessees in the use of the parking facilities. Lessor reserves the right in its absolute discretion to determine whether the parking facilities are becoming crowded and, in such event, to allocate parking spaces among Lessee and other lessees. Lessee’s trucks shall be parked directly in the rear of the Premises and shall not interfere with other lessees’ access to their premises or the Common Areas.

Lessor shall be responsible for the operation, management and maintenance of the Common Areas and the Park, the manner thereof and the expenditures incurred in connection therewith to be in the sole discretion of Lessor. Lessee agrees to pay as additional rent as hereafter provided, its Proportionate Share of the cost of operation, management and maintenance of the Common Areas and Park including among other costs, those incurred for water, landscaping, lighting, painting, cleaning, policing (if any), inspecting, repairing and replacing, together with a reasonable allowance for Lessor’s overhead and depreciation of equipment (the “Operating Expenses”). Lessee shall pay its Proportionate Share of the Operating Expenses as follows: Lessee shall pay to Lessor an “Estimated Annual Operating Expense Charge” payable in equal monthly payments in advance, commencing on the first day of the third full calendar month of the Lease Term, based upon the annual Operating Expenses (as estimated by Lessor), but subject to adjustment after the end of each calendar year on the basis of the actual costs for such year. Within ninety (90) days after the close of each calendar year, Lessor will furnish to Lessee a statement of Operating Expenses for such year. Such statement will outline the Operating Expenses incurred and Lessee’s Proportionate Share of same. Such statement will also show any overpayment by Lessee or any shortage in the payments made by Lessee. Any overpayment will be credited against subsequent monthly Operating Expense obligations or shall be refunded to Lessee, at Lessor’s option. Any shortage shall be paid by Lessee to Lessor within ten (10) days after delivery of such statement.

The term “Common Area” is defined for all purposes of this Lease as that part of the Premises, Building, and Park intended for the common use of all Lessees, including among other facilities, parking areas, sidewalks, driveways, truckways, common loading areas, and landscaped areas. The parties hereby agree that Lessee shall have access with all other Lessees to the parking areas, driveways, walks, landscaped areas and service areas appurtenant to the Premises. Lessee agrees not to unreasonably interfere with other Lessees’ said access.

Lessee shall be entitled to park in Common Areas with other Lessees of Lessor. Lessee agrees not to overburden the parking facilities and agrees to reasonably cooperate with Lessor and other Lessees in the use of parking facilities. Lessor reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Lessee and other Lessees but in no event shall Lessee’s allotment of parking spaces be less than 112 spaces.

Lessor shall be responsible for the operation, management, and maintenance of the Common Area, Building, and Premises, the manner and the expenditures thereof to be in the sole but reasonable discretion of Lessor, and Lessee agrees to pay as additional rent as hereafter provided, its proportionate share of the reasonable cost of operation, management and maintenance of the Common Area and premises including among other costs, those incurred for water, landscaping, lighting painting, cleaning, policing, inspecting, repairing and replacing together with a reasonable allowance for depreciation of equipment, hazard and public liability insurance and property damage insurance (the “Operating Expenses”). Lessee shall be responsible for providing its own trash dumpster and dumpster service in a location approved in advance in writing by Lessor. Lessee’s debris shall be of such volume as to not overburden Lessee’s trash dumpster. Lessee shall keep the trash dumpster area in a clean condition.

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Notwithstanding anything to the contrary herein, Operating Expenses exclude: (1) leasing commissions, costs, disbursements, and other expenses incurred for leasing, renovating, or improving space for tenants; (2) costs (including Permit, license, and inspection fees) incurred in renovation, improving, decorating, painting, or redecorating vacant space or space for tenants other than Lessee; (3) costs incurred for matters which directly benefit other tenants which do not benefit Lessee; (4) costs incurred by Lessor for alterations that are considered capital improvements and replacements under generally accepted accounting principles consistently applied; additionally, capital improvements made in order to comply with any law, rule or regulation promulgated after the date of the Lease by any governmental authority, which cost of capital improvements shall be amortized over the useful economic life of such improvements as determined by Lessor, in accordance with generally accepted accounting principles and shall be included in Operating Expenses; (5) depreciation and amortization on the Building; (6) costs incurred because the Lessor or another tenant violated the terms of any lease; (7) intentionally omitted; (8) interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money; (9) items and services for which Lessee reimburses Lessor or pays third parties or that Lessor provides selectively to one or more tenants of the Building other than Lessee without reimbursement; (10) advertising and promotional expenditures; (11) repairs or other work needed because of fire, windstorm, or other casualty or cause insured against by Lessor; (12) costs incurred to remedy structural defects in original construction materials or installations; (13) structural repairs and replacements; roof and foundation repairs and replacements; maintenance and repairs to the exterior of the Building; (14) any costs, fines or penalties incurred because Lessor violated any governmental rule or authority; (15) costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous wastes or asbestos containing materials from the Building and/or property upon which the Building is situated unless the wastes or asbestos containing materials were in or on the property because of Lessee’s negligence or intentional act or the presence thereof otherwise constitutes a default by Lessee in the performance or observance of Lessee’s obligations under this Lease, in which event all such costs shall be borne exclusively by Lessee; (16) any costs for repairs or replacements to the building systems including but not limited to the plumbing, mechanical, heating, ventilation and air conditioning, electrical and sprinkler within the first full year after the Commencement Date other than those specifically caused by Lessee’s negligence or arising in connection with the Lessee’s Work; and (17) other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management, or operation expenses.

Notwithstanding anything to the contrary contained herein, and solely for the benefit of Lessee and not for the benefit of any other tenant or third party, “Controllable Operating Expenses” (as defined below) for any calendar year (the “Applicable Year”), commencing with the calendar year of 2004, shall nor exceed an amount determined by increasing the annualized Controllable Operating Expenses for the calendar year of 2003 at the rate of six percent (6%) per year cumulative and compounded through the Applicable Year. “Controllable Operating Expenses” shall mean those Operating expenses which are reasonably controlled by Lessor. Examples of Operating Expenses which are not reasonably controlled by Lessor shall include, but not be limited to, those Operating Expenses relating to utility costs, costs of unbudgeted repairs and maintenance and costs of alterations and modifications to the Building or the Park required by applicable governmental laws, ordinances, rules or regulations. Such limitation on Controllable Operating Expenses shall not limit or otherwise affect Lessee’s obligations regarding the payment of additional rent for Taxes or Premiums under Section 5 above.

Notwithstanding anything to the contrary herein, Operating Expenses shall not include any costs associated with the construction of infrastructure within the Park including but not limited to the construction and installation of any new driveways, roadways, accessways, or buildings or additions thereto within the Park.

Lessee’s Proportionate Share of the cost of operation management and maintenance of the Common Area and Premises and Lessee’s Proportionate Share of insurance premiums shall be computed on the ratio that the total ground floor area of the Premises (112,500) bears to the total ground floor area of the building (275,000).

Lessee shall pay to Lessor an “Estimated Annual Common Area and Operating Expense Charge” payable in equal monthly payments in advance, commencing with the first day of the lease term, based upon the estimated annual cost of operation, management, and maintenance of the

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common areas and Premises, but subject to adjustment after the end of each calendar year on the basis of the actual costs for such year. No later than March 30th of each calendar year, Lessor will furnish to Lessee a detailed statement of expenses for such year (“Statement”), such Statement to be prepared in accordance with generally accepted accounting practices and to include Lessee’s proportionate share of the expenses as herein provided. Such statement will also show any overpayment by Lessee or any shortage in the payments made by Lessee. Any overpayment will be credited against subsequent monthly Operating Expense obligations or shall be refunded to Lessee, at Lessor’s option. Any necessary adjustment shall be made fifteen (15) days after delivery of such statement.

Lessee and its agents, and employees shall have one hundred twenty (120) days after receiving the statement to audit Lessor’s books and records concerning the statement at a mutually convenient time at Lessor’s offices. The books and records shall be kept in accord with generally accepted accounting principles consistently applied. If Lessee disputed the accuracy of Lessor’s Statement, Lessee may pay such disputed amount into Lessee’s attorney’s escrow account pending resolution of the dispute. Lessee may however, within 120 days after receiving the Statement, begin arbitration. Lessee may recover that part of the Additional Rent paid (plus interest at twelve percent (12%) per year or the maximum then allowed by applicable law, whichever is less), because of errors in the Statement, books, or records of Lessor. if Lessee does not file for arbitration within the 120-day period, then Lessee accepts as final the amount shown owing on the Statement and shall pay said amounts to Lessor within thirty (30) days.

If Lessee’s audit of the books and records shows that the actual Operating expenses was ten percent (10%) or more below the amount appearing on the Statement, then Lessor shall pay to Lessee, Lessee’s reasonable costs of conducting the audit.

Lessor shall be deemed to have waived its right to seek reimbursement from Lessee with respect to any Operating Expenses actually billed to Lessor in the event Lessor has not billed Lessee on account thereof within two (2) years after Lessor’s receipt of any bill or invoice with respect to the same,

Lessor reserves the right to stop the supply of water, sewage, electrical current and other services, without incurring any liability to Lessee, where necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Lessor desirable or necessary, or when prevented from supplying such services by strikes, lockouts, difficulty of obtaining materials, accidents or any other cause beyond Lessor’s control, or by laws, orders or ability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. However, in the case of repairs, alterations, replacements or improvements which are under Lessor’s control, Lessor agrees to give Lessee reasonable notice of repairs, alterations, replacements or improvements. No diminution or abatement of rent or other compensation shall or will be claimed by Lessee as a result of, nor shall this Lease or any of the obligations of Lessee be affected or reduced by reason of, any such interruption, curtailment or suspension except in the event if any interruption or failure of utilities services is caused by the gross negligence or willful misconduct of Lessor or its agents, representatives, employees or others acting on Lessor’s behalf and such interruption or failure continues for five consecutive days then the rent shall abate commencing on the sixth consecutive day until such time as the services are continued uninterrupted,.

10.	UTILITIES AND SERVICES

Lessee shall pay for any and all gas. electricity, fuel, and any other utilities for the Premises, or used by Lessee in connection therewith, and for the hook-up or service commencement of same. If Lessee does not pay said utilities, Lessor may pay the same and such payment shall be deemed additional rent payable by Lessee to Lessor upon demand by Lessor.

Lessee shall be responsible for providing its own trash dumpster and dumpster service. Lessee shall maintain its trash dumpster only in the area designated for same by Lessor. Lessee’s debris shall be of such volume as to not overburden Lessee’s trash dumpster. Lessee shall keep its trash dumpster area in a clean and orderly condition.

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11.	USE OF PREMISES

The Premises shall be used only for the purpose of printing, receiving, storing, shipping and selling products, materials and merchandise made and/or distributed by Lessee, general office space incidental to the foregoing use, and for such other lawful purposes as may be incidental thereto and approved by Lessor in writing. Such use shall be in all respects subject to Section 16 hereof and to any title matters of record with respect to the Premises or the Park. Lessee shall, at its sole cost and expense (i) obtain any and all licenses and permits necessary for any such use and (ii) comply with all laws, ordinances, rules, regulations, orders and directives applicable to the use or misuse of the Premises. Lessee shall not receive, store or otherwise handle any product, material or merchandise that is explosive or highly flammable, or permit the Premises to be used for any purpose which would render the insurance thereon void or increase the insurance risk. The Lessor acknowledges Lessee’s intended use and consents to the use of any product, material or merchandise incidental to the performance of Lessee’s business so long as Lessee’s use of any such product, material or merchandise is in accordance with all applicable laws (including, without limitation, Environmental Laws). The foregoing limited consent shall in no way be construed to reduce, condition or limit Lessee’s obligations pursuant to Section 16 of this Lease and shall not be deemed as a waiver of any of Lessor’s rights or remedies at law or in equity in the event any such use constitutes a default by Lessee in the observance or performance of any covenant, agreement, duty or obligation of Lessee set forth in Section 16 hereof. The Premises shall not be used for any illegal purposes, in violation of any ordinance, rule or regulation of any governmental body or in any manner to create any nuisance. Lessee shall allow no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or be emitted from the Premises. If the Premiums are increased due solely to Lessee’s use of the Premises or on account of the installation, completion or existence of Lessee’s Work, Lessee shall, in addition to its other obligations hereunder, pay to Lessor the full amount of such increase in Premiums.

12.	ABANDONMENT OF LEASED PREMISES

Lessee agrees not to abandon the Premises during the Lease Term. Lessee agrees to use said Premises for the purpose herein leased until the expiration hereof. Until such time as the Lessee’s Work is completed, any suspension of work in connection with the Lessee’s Work after the commencement of the same which lasts for more than fourteen (14) consecutive days shall constitute an abandonment by Lessee of the Premises. Lessee agrees that if at any time during the Term Lessee suspends or discontinues its day to day possession and/or on site operations at the Premises, Lessee shall be obligated (i) to inspect the Premises not less than once per month during the period of any such suspension or discontinuation of operations, (ii) to maintain in effect Lessee’s routine janitorial and maintenance program, (iii) to maintain utility service to the Premises to ensure inside temperatures within the Premises do not fluctuate in a manner which causes damage to the Premises, the Building or any of the equipment, systems or fixtures therein, and (iv) to otherwise take such steps as may be reasonably requested by Lessor to ensure the Premises and the Building do not suffer damage or waste as a result of such suspension or discontinuation of Lessee’s possession and/or day to day operations. In addition, in the event any suspension or discontinuance of Lessee’s day to day operations at the Premises results in any increase in the Premiums, Lessee shall, in addition to its other obligations under this Lease, pay to Lessor the full amount of such increase in Premiums.

13.	DAMAGE BY CASUALTY

(a) Should the Premises or any part thereof be damaged or destroyed by fire or other casualty prior to the completion of Lessee’s Work and the issuance of a final certificate of occupancy with respect to the Premises by the appropriate governmental authority (“Substantial Completion”), Lessee shall promptly inform Lessor of such occurrence in writing. Lessee shall be responsible for any such damage or destruction to the Premises and shall restore, at Lessee’s sole cost and expense, the Premises to the condition that existed prior to such event within one hundred twenty (120) days after the occurrence of such event.

(b) In the event of total or partial destruction of the Premises by fire or other casualty after Substantial Completion that renders the Premises untenantable, Lessor agrees, subject to the other terms of this Subsection 13(b), to commence the restoration and repair of the Premises at Lessor’s expense promptly after receipt of the notice from Lessee and the adjustment of any available insurance claim. In the event the Premises are so destroyed that they cannot be repaired

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or rebuilt within one hundred twenty (120) days after the date of Lessee’ notice regarding the damage or destruction, then either Lessor or Lessee may terminate and cancel this Lease upon ten (10) days written notice to the other party, and rent shall proportionately abate during the time the Premises or a part thereof are unusable by reason of such damage thereto. Further, in the event the Premises are destroyed or damaged by fire or other casualty when there are twelve (12) months or less remaining on the Lease Term, or should the insurance proceeds actually received by Lessor and usable by Lessor for repair or restoration of the Premises be insufficient to complete such repair or restoration, Lessor may, at its option, terminate or cancel this Lease upon ten (10) days written notice to Lessee and Lessee’s obligations to pay further rent hereunder shall simultaneously terminate.

14.	INDEMNITY AND PUBLIC LIABILITY

Lessee covenants at all times to save Lessor harmless from any and all loss, liability, cost, expense or damage that may occur or be claimed with respect to any person or persons, legal entity, property, or chattels on or about the Premises, the Building or the Park resulting from any act done or omission by or through Lessee, its agents, employees, contractors, invitees, or any person on the Premises arising by reason of Lessee’s use or occupancy of the Premises, resulting from Lessee’s nonuse or possession of the Premises or arising in connection with the performance of the Lessee’s Work, together with any or all loss, cost, liability, or expense resulting from any of the foregoing, provided that such loss, liability, cost, expense or damage is not the result of Lessor’s gross negligence or willful misconduct. Lessee further covenants and agrees at all times to maintain said Premises in a safe and careful manner.

Lessee further covenants and agrees to maintain at all times, during the Lease Term, comprehensive public liability insurance with a responsible insurance company licensed to do business in the State of Georgia and satisfactory to Lessor in its sole discretion, properly protecting and indemnifying Lessor in an amount of not less than $3,000,000.00 for injury to or death of any one person, $3,000,000.00 for injury to or death of any two or more persons arising out of any one occurrence, and not less than $3,000,000.00 for property damages. Such policy or policies shall name Lessor (and, at Lessor’s request, any lender to Lessor) as an additional insured, and shall be noncancellable except after ten (10) day’s notice in writing to Lessor or Lessor’s designees. Lessee shall furnish Lessor with a certificate or certificates of insurance, on ACCORD form 27 or equivalent, conforming that such insurance is so maintained by Lessee prior to beginning occupancy hereunder. The indemnity provided for in this Section shall survive the expiration or termination of this Lease.

Subject to Lessor’s prior consent as set forth in Section 6 hereof and the further provisions set forth therein, Lessee shall have the option, either alone or in conjunction with Citigroup, Lessee’s ultimate parent corporation, or any subsidiaries or affiliates of Citigroup, to maintain Self Insurance, as defined in Section 6, provided the same does not thereby decrease the insurance coverage or limits sets forth in this Section 14. Any Self Insurance shall be deemed to contain all of the terms and conditions applicable to such insurance as required in this Section 14. If Lessee elects to self-insure, then, with respect to any claims which may result from incidents occurring during the Term, such Self Insurance obligation shall survive the expiration or earlier termination of this Lease to the same extent as the insurance required would survive.

15.	GOVERNMENTAL ORDERS

Lessee agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Lessee’s use or occupancy of the Premises and/or the undertaking and completion of the Lessee’s Work. Lessor agrees to promptly comply with any such requirements if not made necessary by reason of Lessee’s use or occupancy or the undertaking and/or completion of the Lessee’s Work.

16.	ENVIRONMENTAL MATTERS

(a)	For purposes of this Section 16:

(i) “Contamination” as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances into any environmental media in or on the Premises, the Building or the Park (or any portion thereof) so as to require remediation, cleanup or investigation under any applicable Environmental Laws.

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(ii) “Environmental Laws” as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances, and the like concerning protection of human health and/or the environment including, without limitation, CERCLA, RCRA, or any similar state or federal laws.

(iii) “Hazardous Substances” as used herein means any hazardous or toxic substance or waste as those terms are defined by any applicable federal or state law or regulation (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et. sec. [“CERCLA”] and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et. sec. [“RCRA”]) and petroleum products and oil.

(b) Lessee represents that all its activities at the Premises, the Building and the Park will be conducted in compliance with all applicable Environmental Laws. Lessee warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Lessee of any Environmental Laws. Lessee, at Lessee’s sole cost and expense, shall be responsible for obtaining all permits, licenses or approvals under any Environmental Laws necessary for Lessee’s operation of its business on the Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Lessee, at Lessee’s sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. Lessee warrants that it has obtained all such permits, licenses or approvals and make all such notifications and registrations required by any applicable Environmental Laws necessary for Lessee’s operation of its business on the Premises.

(c) Lessee shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises, the Building or the Park without the prior written consent of Lessor, which consent shall not be unreasonably withheld. For purposes of this Section 16(c), Lessor shall be deemed to have reasonably withheld consent if Lessor determines that the presence of such Hazardous Substance within the Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Park.

(d) In the event Lessor shall grant its consent as described in Section 16(c) above, Lessee shall not cause or permit the release of any Hazardous Substances into any environmental media such as air, water or land, or into or on the Premises, the Building or the Park. If such release shall occur, Lessee shall immediately (i) take all necessary steps to contain, control and clean up such release and any associated Contamination, (ii) notify Lessor, and (iii) take any and all other action which may be required by Environmental Laws, governmental agencies, and/or Lessor.

(e) Regardless of any consents granted by Lessor pursuant to Section 16(c) allowing Hazardous Substances upon the Premises, Lessee shall under no circumstances whatsoever (i) treat, store or dispose of any Hazardous Waste (as all such terms are defined by RCRA, and the regulations promulgated thereunder) within the Premises, the Building or the Park; (ii) discharge Hazardous Substances into the storm sewer system serving the Park; or (iii) install any underground storage tank or underground piping on or under the Premises, the Building or the Park.

(f) Lessee shall and hereby does indemnify Lessor and hold Lessor harmless from and against any and all expense, loss, and liability suffered by Lessor (with the exception of those expenses, losses, and liabilities arising from Lessor’s own gross negligence or willful act), by reason of Lessee’s improper storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Lessee’s breach of any of the provisions of this Section 16. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Lessor may incur to comply with any Environmental Laws as a result of Lessee’s failure to comply therewith; (ii) any and all costs that Lessor may incur in studying or remedying any Contamination at or arising from the Premises, the Building, or the Park; (iii) any and all costs that Lessor may incur in studying, removing, disposing or otherwise addressing any

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Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Lessor by reason of Lessee’s failure to comply with Environmental Laws; and (v) any and all legal and professional fees and costs incurred by Lessor in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Lease.

(g) Lessor shall have the right, but not the obligation, to enter the Premises at reasonable times and upon prior reasonable notice throughout the Lease Term to audit and inspect the Premises for Lessee’s compliance with this Section 16.

(h) Lessee hereby represents and warrants that it has completed the Hazardous Materials Disclosure Certificate attached hereto as Exhibit “D”, and that all of its answers thereon are true, correct and complete. Lessee hereby further agrees to complete and submit to Lessor a Hazardous Materials Disclosure Certificate (or any successor document utilized by Lessor or any of its members in connection with environmental issues) on each anniversary of the Commencement Date. Nothing in the request by Lessor to complete the Hazardous Materials Disclosure Certificate shall be deemed an authorization by Lessor to conduct any of the activities described thereon.

17.	EMINENT DOMAIN

If the Premises shall be taken by any competent authority under the power of eminent domain (or deed in lieu thereof) or be acquired for any public or quasi-public use or purpose, the Lease Term shall cease and terminate upon the date when the possession of said Premises so taken shall be required for such use or purpose and without apportionment of the award, and Lessee shall have no claim against Lessor for the value of the unexpired Lease Term. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building or the land under it or contiguous thereto, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, Lessor shall have the right to cancel this Lease after having given written notice of cancellation to Lessee not less than one hundred eighty (180) days prior to the date of cancellation designated in the notice. In either of said events, rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by Lessor to Lessee for the right of cancellation and Lessee shall have no right to share in the condemnation award or in any judgement for damages caused by the taking or the change of grade. Nothing in this paragraph shall preclude an award being made to Lessee by the condemning authority for loss of business or depreciation to and cost of removal of equipment or fixtures, provided that any such award to Lessee does not diminish or replace in any way the award payable to Lessor hereunder. Except as provided herein, no condemnation or deed in lieu thereof shall have any effect on this lease or the obligations of Lessee hereunder.

18.	ASSIGNMENT AND SUBLETTING

Lessee shall not, without the prior written consent of Lessor, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Lessee. Consent to any assignment or sublease shall not destroy this provision, and all later assignments or subleases shall be made likewise only on the prior written consent of Lessor. Any assignee of Lessee, at the option of Lessor, shall become directly liable to Lessor for all obligations of Lessee hereunder, but no sublease or assignment by Lessee shall relieve Lessee of any liability hereunder. The consent of Lessor referred to herein shall not be unreasonably withheld, conditioned or delayed. Permissible reasons for Lessor’s withholding consent include (but are not limited to) the following: (i) the proposed use of the Premises is not permitted by this Lease, would negatively affect insurance or environmental risks, or would otherwise negatively impact the Park; (ii) the creditworthiness of the proposed transferee is unacceptable to Lessor; (iii) the proposed use or occupancy would require alterations or additions to the Premises or other portions of the Park to comply with applicable laws, ordinances, and regulations; and (iv) if the consent of any holder of a deed to secure debt is required, such holder refuses to consent after good faith efforts by Lessor to obtain such consent. Any attempted assignment or sublease without Lessor’s prior written consent shall be void

If Lessee requests Lessor’s consent to a sublet or assignment, Lessor may either (i) approve or disapprove the sublet or assignment, or (ii) terminate this Lease with respect to the part of the Premises included in the proposed sublet or assignment. In connection with each

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sublet or assignment request by Lessee, Lessee shall obtain and furnish to Lessor all documents, financial reports, and other information Lessor reasonably requires in order to evaluate the proposed transferee. Lessor shall advise Lessee of Lessor’s decision with respect to the requested sublet or assignment within ten (10) days after receipt of Lessee’s written request, all requested supporting materials, and the fee provided for below. Lessor’s failure to respond within this period shall be deemed as Lessor’s refusal to grant its consent. If Lessor refuses to consent to a requested sublease or assignment, this Lease shall nonetheless remain in full force and effect. Lessee shall reimburse Lessor for any and all costs associated with any requested sublease or assignment, including Lessor’s reasonable attorneys’ fees, promptly upon request.

19.	DEFAULT

(a) It is mutually agreed that the following events shall be deemed a “Default” hereunder by Lessee: (i) Lessee shall default in the payment of rent herein reserved, when due, and shall fail to cure said default within ten (10) days after written notice thereof from Lessor, provided that Lessor shall only be required to give such notice two (2) times during any calendar year, and after the giving of two (2) such notices during any such calendar year by Lessor to Lessee, the failure to make timely any subsequent payment hereunder during such calendar year shall constitute a Default hereunder without further notice of any kind; (ii) Lessee shall be in default in performing any of the terms or provisions of this Lease (other than a provision requiring the payment of rent and other than any of the other events listed as a separate Default in this Section 19), and shall fail to cure such default within thirty (30) days after the date of receipt of written notice of default from Lessor, or if such default is by its very nature incapable of being cured in such thirty (30) day period and Lessee has commenced curative measure within such thirty (30) day period and is diligently pursuing the same, the failure of Lessee to cure such default within ninety (90) days after the date of receipt of written notice of default from Lessor; (iii) Lessee files for bankruptcy or has a bankruptcy petition filed against it; (iv) a receiver is appointed for Lessee’s property and such receiver is not removed within sixty (60) days after appointment; (v) Lessee makes an assignment for benefit of creditors; (vi); (vii) Lessee’s effects should be levied upon or attached under process against Lessee, not satisfied or dissolved within sixty (60) days after attachment; (viii) failure by Lessee to maintain the insurance required hereunder, and (ix) failure by Lessee to comply in any way with Section 16 or Section 18 hereof. In any of said events, Lessor at its option may at once, or at anytime thereafter, terminate this Lease by written notice to Lessee, whereupon this Lease shall terminate, and the parties hereto shall have no further obligation to each other; provided, however that Lessee shall be obligated to Lessor for (I) all rent, including any additional rent, incurred prior to such termination date, (II) the present value of the difference between (A) the Monthly Rent Payments required under the Lease for the remainder of the Lease Term and (B) market rents for the Premises at the time of termination for such period (discounted at eight percent (8%) per annum), (III) any failure by Lessee to timely turn over the Premises or to turn it over in the condition required hereunder, and (IV) all indemnities of Lessee provided for hereunder shall continue. Any notice provided in this Section may be given by Lessor or its attorney. Upon such termination by Lessor, Lessee will at once surrender possession of the Premises to Lessor and remove all of Lessee’s effects therefrom and render same broom clean, and Lessor may forthwith reenter the Premises and repossess itself thereof, and remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort.

(b) As an alternative to Lessor’s remedies under Section 19(a) above, Lessor may, without terminating this Lease, reenter the Premises by summary proceedings or otherwise, and in any event may dispossess Lessee, removing all persons and property from the Premises and such property may be removed and stored in public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event of such reentry, Lessor may relet the Premises to such lessee or lessees for such term or terms as Lessor may elect, without being obligated to do so, and in the event of a reletting shall apply the rent therefrom first to the payment of Lessor’s expenses, including attorney’s fees incurred by reason of Lessee’s Default, and the expense of reletting including but not limited to the repairs, renovation or alteration of the Premises, and then to the payment of rent and all other sums due from Lessee hereunder. Lessee shall remain liable for any deficiency. Such deficiency shall be calculated and paid monthly by Lessee. No such reentry

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or taking possession of the Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous Default. In addition, Lessor may, as agent of Lessee, do whatever Lessee is obligated to do by the provisions of this Lease and may enter the Premises, without being liable to prosecution or any claim for damages therefor, in order to accomplish this purpose. Lessee agrees to reimburse Lessor immediately upon demand for any expenses which Lessor may incur in thus effecting compliance with this Lease on behalf of Lessee, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee for such action, unless caused by the negligence of Lessor.

(c) Lessor’s Default. Lessor’s failure to perform or observe any of its obligations under this Lease for a period of thirty (30) days after Lessor’s receipt of notice from Lessee shall be considered a default. Notwithstanding the foregoing, Lessor shall not be deemed to have defaulted hereunder if any such obligation is, by its very nature, incapable of being fulfilled within such thirty (30) day period and Lessor has commenced curative measures for the same within such thirty (30) day period. In such event, Lessor shall have a reasonable time (not to exceed 90 days after Lessor’s receipt of written notice from Lessee) to effect a cure for the same prior to Lessor being deemed to have defaulted hereunder. The notice from Lessee to Lessor shall give in reasonable detail the nature and extent of the failure and identify the Lease provision(s) containing the obligation(s) of Lessor if which Lessee claims Lessor to be in default. In the event Lessee receives notice of a Mortgagee’s name and address and request for notice upon a default of Lessor, Lessee gives notice required by this Section 19, (c) to the Mortgagee at the same time Lessee gives notice to Lessor. If Lessor commits a default, Lessee may pursue any remedies given in this Lease or under law; provided, however, Lessee expressly acknowledges that Lessee shall not have the right to terminate this Lease on account of any such default. Lessee may, without being obligated and without waiving the default, cure the default. Lessor shall pay Lessee upon demand, all reasonable costs, expenses, and disbursements incurred by the Lessee to cure the default. In the event that Lessee has not received payment within ten days after notice to Lessor then Lessee may deduct such amount from the Rent plus interest at the rate of twelve percent (12%) per annum from the date such cost is incurred by Lessee until repaid by Lessor, and Lessee may charge.

20.	SUBROGATION

Neither Lessor nor Lessee shall be liable to the other for the loss arising out of damage to or destruction of the Premises or the Building, or the contents of any part thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, are hereby waived. The absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Lessor or Lessee or by any of their respective agents, servants or employees, provided however that this provision is not intended to protect either party from its own gross negligence or willful misconduct. It is the intention and agreement of Lessor and Lessee that the rent reserved by this Lease have been fixed in contemplation that each party shall fully provide its own insurance protection at its own expense (subject to reimbursement of the Premiums as provided for herein), and that each party shall look to its respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this Lease. Neither Lessor nor Lessee shall have any interest or claim in the other’s insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint insured.

21.	MORTGAGE SUBORDINATION

This Lease shall be and hereby is made subject and subordinate at all times to the security title of any deed to secure debt granted by Lessor which may now or hereafter affect the real property of which the Premises forms a part, and to all renewals, modifications, consolidations, participations, replacements and extensions thereof. Upon Lessee’s written request, Lessor will use reasonable efforts to obtain from the holder of any deed to secure debt affecting the Premises an agreement, in writing, in recordable form, for itself, its successors and assigns, that the rights of Lessee under the Lease shall not be terminated, and the possession of Lessee shall not be disturbed by any holder of any deed to secure debt or by any proceeding on the debt which any

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such deed to secure debt secures, or by any person, firm or corporation whose rights were acquired as a result of such proceeding or by virtue of a right or power contained in any such deed to secure debt or the bond or note secured thereby and that any sale at foreclosure will be subject to this Lease, subject however, to the conditions requested by such holder of such deed to secure debt as a prerequisite to the execution of such agreement. Lessee agrees that, in the event of foreclosure of any such deed to secure debt or sale of the Premises under the power contained therein, Lessee will attorn to and accept the purchaser at any such sale as Lessor for the balance of the then remaining Lease Term, subject to all of the terms and conditions of the Lease.

If Lessor shall notify Lessee of the placing of any deed to secure debt against the Premises, Lessee agrees that in the event of any act or omission by Lessor or any other occurrence which would give Lessee the right to terminate this Lease, to claim a partial or total eviction, or to reduce any rent payments hereunder, Lessee shall not exercise any such right until (a) it has notified in writing the holder of any deed to secure debt which at the time shall be a lien on the Premises and of which it has notice, of such act or omission, (b) a reasonable period, not exceeding thirty (30) days, for commencing the remedying of such act or omission shall have lapsed following the giving of such notice, and (c) Lessee or such holder, with reasonable diligence, shall not have so commenced and continue to remedy such act or omission or cause the same to be remedied.

22.	SIGNS AND ADVERTISEMENTS

Lessee shall not install any signs in or around the Premises, the Building or the Park without the express prior written approval of Lessor, which Lessor shall not unreasonably withhold. Any signage requested by Lessee shall conform to all legal requirements, including all laws, ordinances, rules, regulations and matters of title applicable to the Park, the Building or the Premises.

23.	LESSOR’S RIGHT OF ENTRY AND CERTAIN OTHER RIGHTS

Lessor or Lessor’s agent may enter the Premises at reasonable hours upon reasonable notice, except in the case of an emergency (in which case no notice shall be required), to examine the same and to do anything Lessor may be required to do hereunder or which Lessor may deem necessary for the good of the Premises, the Building or the Park. During the last six (6) months of the Lease Term, Lessor may display a “For Rent” sign on, and show the Premises.

Lessor reserves the right to make structural and nonstructural alterations, additions, and improvements to the Building and the Park, to re-stripe parking areas and otherwise control parking and traffic movement at the Park, and to change the name or street address of the Building or the Park.

24.	EFFECT OF TERMINATION OF LEASE

No termination of this Lease prior to the stated termination date thereof, by lapse of time or otherwise, shall affect Lessor’s right to collect rent for the period prior to termination hereof.

25.	NO ESTATE IN LAND

This Lease shall create the relationship of landlord and tenant between the parties hereto; no estate shall pass out of Lessor. Lessee has only a usufruct, not subject to levy and sale, and not assignable by Lessee except by Lessor’s consent. Lessee shall not record this Lease, or a copy hereof, or any memorandum hereof. No easements for light or air are granted herewith, either express or implied.

26.	HOLDING OVER

If Lessee remains in possession of the Premises after expiration of the Lease Term, Lessee shall be a tenant at will and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor rent for the first ninety (90) days following the expiration of the Lease Term equal to one hundred twenty-five percent (125%) the rent that was payable by Lessee during the Lease Term. Beginning with the ninety-first (91st) day of the hold over, Lessee shall pay rent equal to one hundred fifty percent (150%) the rent that was payable by Lessee during the Lease Term. Such tenancy at will may be terminated by either party on thirty (30) days written notice. Lessor may terminate such tenancy at its inception by giving Lessee notice prior the expiration date that it requires possession of the Premises at the expiration of the Lease Term. Lessee agrees to vacate and deliver the Premises to

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Lessor upon Lessee’s receipt of notice from Lessor to vacate. No holding over by Lessee, whether with or without the consent of Lessor, shall operate to extend the Lease Term except as otherwise expressly provided. If Lessee remains in possession of the Premises after the expiration or termination of this Lease (other than as a tenant at will as provided above), Lessee shall be a tenant at sufferance, subject to immediate dispossession by Lessor. In the interim, Lessee’ shall be obligated to Lessor for its unauthorized occupancy of the Premises at a rate equal to one hundred fifty percent (150%) the rate in effect just prior to termination, provided that the acceptance by Lessor of any such compensation shall not convert the tenancy to any other form of tenancy or confer upon Lessee any additional rights with respect to the Premises.

27.	WAIVER

The rights and remedies of Lessor under this Lease as well as those provided or accorded by law, shall be cumulative, and shall be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by Lessor of any breach(s) or default(s) of Lessee hereunder shall not be deemed or construed to be a continuing waiver of such breach(s) or default(s) nor as a waiver of or permission, expressed or implied, for any subsequent breach(s) or default(s), and it is agreed that the acceptance by Lessor of any rent payment subsequent to the date the same should have been paid hereunder, shall in no manner alter or affect the covenant and obligation of Lessee to pay subsequent installments of rent promptly upon the due date thereof. No receipt of money by Lessor after the termination of this Lease in any manner shall reinstate, continue or extend the Lease Term or reinstate this Lease in any manner. Should any check in payment of any obligation of Lessee hereunder be returned unpaid, Lessor may require that any or all subsequent payments hereunder be made in certified funds. Lessor shall not be required to accept any payment hereunder after the time that same is due, and may require that any funds so paid be paid in certified funds and represent payment in full of all overdue amounts.

28.	NOTICES

Any notices required or convenient to be given hereunder shall be sent by certified mail, return receipt requested, or overnight courier to the following address:

	LESSOR:	LESSEE:
	c/o Principal Capital Management, LLC	c/o Primerica Financial Corp.
	801 Grande Avenue	3120 Breckenridge Boulevard
	Des Moines, Iowa 50392-1370	Duluth, Georgia 30099-0001
Attention:	Brenda M. Wadle, Vice President	Attention: General Counsel
Equity Asset Management

With a copy to:
	Republic Property Company, Inc.	Advantis Real Estate Services Co.
	1355 Peachtree Street	3455 Peachtree Road
	Suite 1145	Suite 400
	Atlanta, Georgia 30309	Atlanta, Georgia 30326
	Attention: Gerald L. Daws	Attention:	Kurt Unger

Primerica Life Insurance Company
2150 Boggs Rd.
Suite 145
Duluth, Georgia 30136
Attention: Terry Robertson

29.	TIME OF ESSENCE

Time is of the essence in this Lease,

30.	BANKRUPTCY

Neither this Lease nor any interest therein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy, or to any other receiver or assignee for the benefit of creditors or otherwise by operation of law during Lease Term or any renewal thereof.

31.	SPECIAL STIPULATIONS

Insofar as the attached Special Stipulations # 44-50 conflict with any of the foregoing provisions, the Special Stipulations shall control.

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32.	GOVERNING LAW

This Lease shall be governed in accordance with the laws of the State of Georgia.

33.	ENTIRE AGREEMENT; COUNTERPARTS

This Lease contains the entire agreement between the parties, and no modifications of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by Lessor and Lessee after the date hereof. This Lease may be executed in multiple counterparts, each of which shall be considered an original for all purposes.

34.	DEFINITIONS

“Lessor” as used in this Lease shall include its heirs, representatives, assigns and successors in title to the Premises. “Lessee” shall include its heirs and representatives, and if this Lease shall be validly assigned or sublet, shall include also Lessee’s assignees or sub-lessees, as to the Premises covered by such assignment or sublease. “Lessor” and “Lessee” include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

35.	ATTORNEY’S FEES

If any rent owing under this Lease is collected by or through an attorney following written notice to Lessee, Lessee agrees to pay the greater of (i) actual expenses or (ii) fifteen (15%) percent thereof as attorney’s fees.

36.	ESTOPPEL CERTIFICATES

Lessor and Lessee each agree to certify in writing the status of this Lease and the rent payable hereunder, at any time, upon ten (10) days written notice. Such certificate shall be in a form reasonably satisfactory to any governmental authority or public agency or to a prospective purchaser from, or assignee or sublessee of, or holder or prospective holder of a security instrument executed by Lessor or Lessee, as the case may be. In addition to any other matters required, such certificate shall certify the Commencement Date of the Lease Term and the anticipated termination date thereof; whether or not this Lease is in full force and effect; whether or not this Lease has been amended or modified, and if so, in what manner; the date through which rent payments have been made; whether or not there are any known defaults under this Lease, and if so, specifying the particulars of such default and the action required to remedy it; and whether or not there are any setoffs against or defenses to the enforcement of the terms and conditions of this Lease, and if so, specifying the particulars of such setoffs or defenses.

37.	RULES AND REGULATIONS

The rules and regulations, if any, attached to this Lease are hereby made a part of this Lease, and Lessee agrees to comply with and observe the same. Lessee’s failure to keep and observe said rules and regulations following a reasonable notice period shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. Lessor reserves the right from time to time to amend or supplement said rules and regulations, if any, or (if none are attached) to make rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises, the Building, and the Park. Written notice of such additional rules and regulations, and amendments and supplements, if any, shall be given to Lessee, and Lessee agrees thereupon to comply with and observe all such rules and regulations, and amendments thereto.

38.	[INTENTIONALLY OMITTED]

39.	DELAY

If Lessor or Lessee is delayed or prevented from performing any of its obligations under this Lease (other than the payment of rent) by reason of strike or labor troubles or any outside cause whatsoever beyond Lessor’s or Lessee’s reasonable control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligations by Lessor or Lessee.

40.	QUIET ENJOYMENT

Lessor warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Lessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Lease Term without hindrance by Lessor or its agents.

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41.	EXCULPATION

Lessee agrees that Lessee shall look solely to Lessor’s interest in the Building and Lessor’s personal property used in connection therewith for the satisfaction of any claim, judgment or decree requiring the payment of money by Lessor based on any default hereunder, and no other property or assets of Lessor, its affiliates, successors, partners, shareholders, subsidiaries, or assigns, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any such claim, judgment, injunction or decree. Further, the liability of any Lessor hereunder shall be limited to that arising hereunder during its period of ownership of the Premises. So long as a Lessor shall convey the Security Deposit to any successor in title, Lessor shall have no further liability of the return of same.

42.	LESSEE AUTHORITY

In the event Lessee is a corporation, Lessee and the individuals signing on its behalf each jointly and severally represent and warrant that this Lease has been duly authorized, executed and delivered by and on behalf of the corporation and constitutes the valid and binding agreement of Lessee in accordance with the terms hereof. In the event Lessee is a partnership, Lessee and the individuals signing on its behalf each jointly and severally represent and warrant that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of the partnership, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms. It is further agreed that each and every present and future partner in the partnership shall be and remain at all times jointly and severally liable hereunder and that the death, resignation or withdrawal or any partner shall not release the liability of such partners under the terms of this Lease unless and until Lessor shall have consented in writing to such release.

43.	TRANSFERS BY LESSOR

Lessor shall have the unrestricted right to sell, assign, mortgage, encumber, or otherwise dispose of all or any part of the Park or any interest therein. Lessee’s obligations under this Lease shall not be affected by any sale, assignment, mortgage, encumbrance, or other disposition of the Park or any part thereof by Lessor, and Lessee shall attorn to anyone who thereby becomes the successor to Lessor’s interest in this Lease.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals the day and year first above written.

LESSEE:

Signed, sealed and delivered as to Lessee, in the presence of:	PRIMERICA LIFE INSURANCE COMPANY, a

/s/ Ansleigh Smith	By:
Witness		(SEAL)

	Title:	VP

1-10-03	By:	/s/ Karen Fine

Date	Title:	EVP

Signed, sealed and delivered as to Lessor, in the presence of:

LESSOR:

PRINCIPAL LIFE INSURANCE

COMPANY, an Iowa Corporation, on behalf

of the Real Estate Separate Account

By: PRINCIPAL REAL ESTATE

INVESTORS, LLC, a Delaware limited

liability company, its authorized signatory

/s/ Susan K Hayes
Witness	By:	/s/ Willis K. Bramwell

1/15/03	By:	/s/ Mark F. Scholz
Date

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SPECIAL STIPULATIONS

Attached to and Made a Part of Standard Industrial Lease

Dated

By and Between

Principal Life Insurance Company

And

Primerica Insurance Company

44.	The Base Rent due and payable pursuant to Section 3 is as follows:

Months	Annual Rate P.S.F	Annual Rate

1-5	$0.00	$0.00
6-12	$3.10	$348,750.00
13-24	$3.16	$355,500.00
25-36	$3.23	$363,375.00
37-48	$3.29	$370,125.00
49-60	$3.36	$378,000.00
61-72	$3.42	$384,750.00
73-84	$3.49	$392,625.00
85-98	$3.56	$400,500.00
99-108	$3.63	$408,375.00
109-120	$3.70	$416,250.00
121-132	$3.82	$429,750.00
133-144	$3.93	$442,125.00
145-156	$4.05	$455,625.00
157-168	$4.17	$469,125.00
169-180	$4.29	$482,625.00
181-185	$4.42	$497,250.00

45.	Lessee shall contract for and build out the Lessee’s Work in accordance with the Lessee’s Plans and Specifications and otherwise as provided in this Lease. Lessor shall only be responsible for the first $562,500.00 (such amount, the “Lessor’s Contribution”) of the build out costs for Lessee’s Work. Under no circumstances shall Lessor’s contribution to the build out costs or its obligation to contribute to the build out costs exceed the Lessor’s Contribution. Lessee will be responsible for and shall promptly pay any costs over the amount of the Lessor’s Contribution. Lessee will provide Lessor with a detailed breakdown of all costs incurred in connection with the Lessee’s Work. Any costs incurred by Lessee with respect to Lessee’s Work over Lessor’s Contribution shall be paid by Lessee. The Lessor’s Contribution shall be payable by Lessor to Lessee upon Substantial Completion.

46.	Provided Lessee is not in default in the observance or performance of its obligations under this Lease, Lessee shall have a one time option to terminate the Lease on the last day of the one hundred twentieth (120) month after the term of this Lease (the “Lease Termination Date”), provided that Lessee gives written notice to Lessor of its intention to terminate said Lease at least twelve (12) months prior to the Lease Termination Date. If Lessee timely elects to exercise its rights under this Section 46, a termination payment shall be due and payable from Lessee to Lessor in the amount of $450,000.00.

Lessor and Lessee agree that Lessee’s obligations to pay any Base Rent, Operating Expenses, Taxes and Premiums and/or any other amounts due under this Lease prior to the date upon which this Lease is terminated or, as the case may be, expires will expressly survive the expiration or earlier termination of the Lease. Lessor and Lessee agree that Lessee’s and Lessor’s respective obligations pursuant to Section 16 of this Lease shall survive the expiration or earlier termination of this Lease. All of Lessee’s indemnities and obligations under this Lease relating to matters which occurred prior to, as applicable, the date upon which this Lease is terminated or expires and which would survive expiration of the Term under the terms of the Lease shall survive such expiration or

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termination of this Lease. All other obligations of Lessor and Lessee under the Lease arising on or after the Lease Termination Date shall, effective on the Lease Termination Date, terminate and be of no further legal force and effect. Except as above provided, Lessor and Lessee and each of them, do hereby release and forever discharge each other from any and all claims, liabilities and obligations arising under and pursuant to the terms of the Lease with respect to the period commencing on and after the earlier to occur of the termination or expiration of this Lease.

Lessor and Lessee agree that prior to termination Lessor and Lessee shall mutually execute the Lease Termination Agreement attached hereto as Exhibit “E”.

Lessee agrees to surrender to Lessor all keys (and copies thereof) to the Premises on or before the Lease Termination Date. The Premises shall be surrendered to Lessor free from all occupants, subtenants and/or other persons or entities claiming rights of possession by, through or under Lessee, as well as free from Lessee’s personal property, trade fixtures, and other movable furniture and property, and otherwise in its original condition, ordinary wear and tear excepted.

47.	Republic Property Company, Inc. represents Lessor in this transaction and will be paid a commission by Lessor. Advantis Real Estate Services Company represents Lessee in this transaction and will be paid a commission by Lessor pursuant to a separate commission agreement. Lessee represents and warrants to Lessor that no other agent, broker or realtor has been involved in any way with respect to this Lease. Lessee hereby indemnifies and holds Lessor harmless from any claims, liabilities, losses, costs and expenses incurred by Lessor with regard to any claim by and person or entity that it is entitled to any form of compensation as a result of this Lease and its relationship with Lessee.

48.	So long as Lessee is not in default in the observance or performance of any of its obligations under this Lease, Lessee shall have the right (the “Extension Option”) to extend the term of the Lease for up to two successive additional five (5) year periods (for a maximum of ten (10) additional years) commencing when the prior term expires (as applicable, each such five (5) year period, an “Extension Period”) upon and subject to each and all of the following terms and conditions:

A.	In order to exercise each Extension Option, Lessee must serve written notice of its unconditional election to exercise the respective Extension Option (“Notice of Option Exercise”) to Lessor at least six (6) months prior to the date that the respective Extension Period would commence, time being of the essence (“Option Exercise Period”). If Notice of Option Exercise is not timely served, such Extension Options shall automatically expire and be null and void. The second Extension Option is subject to the prior timely exercise of the first Extension Option.

B.	The Base Rent for each respective Extension Period shall be adjusted to ninety-five percent (95%) of the Fair Market Value Rent as hereinafter provided. The “Fair Market Value Rent” shall be an amount equal to the minimum annual rent then being quoted by Lessor to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings owned by Lessor. The Fair Market Value Rent shall be determined as follows:

a.	Selection of Appraisers. If Lessee notifies Lessor that Lessee disagrees with Lessor’s determination of the Minimum Annual Rent for the Extension Term and that Lessee elects to determine the Fair Market Value Rent, then Lessor and Lessee shall, within ten (10) days after Lessor’s receipt of said notice, each select an appraiser to determine the Fair Market Value Rent for the Leased Premises. Each appraiser so selected shall be either an MAI appraiser or a licensed real estate broker, each having at least ten years prior experience in the appraisal or leasing of comparable space in the metropolitan area in which the Leased Premises are located and with a working knowledge of current rental rates and practices.

b.

Appraisal. Upon selection, Lessor’s and Lessee’s appraisers shall work together in good faith to agree upon the Fair Market Value Rent. The estimate chosen by such appraisers shall be binding on both Lessor and Lessee. If the two appraisers cannot agree upon the Fair Market Value Rent for the Leased

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Premises within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria. Once the third appraiser has been selected as provided for above, then such third appraiser shall within ten (10) days after appointment make its determination of which of the appraisers’ two estimates most closely reflects Fair Market Value Rent and such estimate shall be binding on both Lessor and Lessee as the Fair Market Value Rent for the applicable Extension Term. The parties shall share equally in the costs of the third arbitrator, and each party shall pay the cost of its own arbitrator.

C.	The timely exercise of the Extension Option shall only extend the Term and provide for the Modification of the Base Rent during the respective Extension Period, and shall not Modify any other provision of the Lease, which other provisions shall remain in effect and continue through out the extended term of the Lease.

49.	Lessor hereby grants to Lessee a right of first offer (the “Expansion Option”) to expand into, and lease, up to 50,000 square feet of available contiguous interior space immediately adjacent to the Premises (“Offer Space”) subject to the further terms and conditions set forth herein.

The term of the Expansion Option shall commence on the Commencement Date and shall continue throughout the Term, unless and until sooner terminated as herein provided (“Offer Period”).

Subject to the other terms of this Expansion Option, if after the Offer Space has or will “become available” (as defined herein) for leasing by Lessor, Lessor shall not lease to another tenant that available portion of the Offer Space (“Available Offer Space”) without first offering Lessee the right to lease such Available Offer Space as set herein provided.

Any Offer Space shall be deemed to “become available” when Lessor desires to lease all or a portion of the Offer Space and receives a letter of intent from a potential tenant which is acceptable to Lessor (“Competing Offer”); provided, however Offer Space shall not be deemed to “become available” if (a) Lessee is then in default in the performance or observance of any of its obligations under this Lease or (b) if the space is (1) offered to be or is assigned or subleased by the current tenant of the space; (2) offered to be or is re-let by the current tenant of the space by renewal, extension, or renegotiation; or (3) offered to be or leased to any related or affiliated entity of Lessor.

To the extent Lessor is required to offer the Available Offer Space to Lessee, Lessor shall submit a copy of the Competing Offer to Lessee.

To exercise each Expansion Option, Lessee must deliver written notice to Lessor (the “Notice to Lease”) within ten (10) business days after Lessee’s receipt of the Competing Offer setting forth Lessee’s unconditional election to exercise the respective Expansion Option for the respective Available Offer Space on the same or better terms than provided in the Competing Offer, except that the term of the lease for the respective Available Offer Space shall not be less than the greater of three (3) years or the term provided in the Competing Offer.

Unless Lessee timely serves the Notice to Lease upon Lessor, the Expansion Option as to the respective Available Offer Space shall automatically terminate, be null and void and Lessor shall have no further obligation to Lessee with respect to such Available Offer Space.

In the event that Lessee timely delivers the Notice to Lease to Lessor, the Parties shall execute a separate lease with respect to the Available Offer Space within thirty (30) days after the date of the Notice to Lease on the same or better terms as those set forth in the Competing Offer.

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If Lessee declines or fails to timely exercise the Expansion Option, Lessor shall then be entitled to lease the respective Available Offer Space in portions or in its entirety to any other person or entity, whether or not affiliated with Lessor, at any time and from time to time, without regard to any restrictions of the respective Expansion Option and on whatever terms and conditions Lessor may decide at its sole discretion.

50.	Lessor shall indemnify, hold harmless, and defend Lessee against any and all claims of liability for failure of the Premises in its unoccupied state as of the Commencement Date to comply with disability access requirements under Title III of the Americans with Disability Act and regulations thereunder. This indemnity extends only to claims based on (i) noncompliance of the Premises as of the Commencement Date, including fixtures and improvements provided and installed by Lessor as of the Commencement Date, or (ii) policies, practices and procedures of Lessor, or (iii) auxiliary aids or services provided by Lessor (or which should have been provided by Lessor but were not provided.) The foregoing indemnity does not apply and Lessee shall indemnify, hold harmless and defend Lessor against any and all claims of liability, if the claim concerns (A) noncompliance of the Premises, including any fixtures and improvements associated therewith resulting from acts or failure to act by Lessee, or (B) policies, practices or procedures of Lessee, or (C) auxiliary aids or services provided by Lessee (or which should have been provided by Lessee but were not), or (D) any noncompliance of the Premises arising as a result of the installation, construction or completion of the Lessee’s Work. Where either of the foregoing indemnities applies, it shall include indemnity from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim, action or liability, and any proceeding brought thereon and appeal therefrom. If any action or proceeding to which either of the foregoing indemnities apply is brought against the indemnified party, the indemnifying party, upon notice from the indemnified party, shall defend the indemnified party at the indemnifying party’s expense with counsel selected by the indemnifying party.

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FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”), made and entered into as of the 22nd day of May 2003, by and between PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (hereinafter referred to as “Lessor”) and PRIMERICA LIFE INSURANCE COMPANY, a Massachusetts corporation (hereinafter referred to as “Lessee”);

WITNESSETH THAT:

WHEREAS, Lessor and Lessee entered into that certain Agreement of Lease dated January 15, 2003; and

WHEREAS, Lessor and Lessee desire to amend the Lease and evidence their agreement by means of this Amendment;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do agree hereby as follows:

The premises outlined in red on the floor plan attached to the Lease as Exhibit “A”, containing approximately 112,500 square feet and located at 1320 Progress Industrial Drive, Lawrenceville, Georgia, also known as Progress Distribution Center III, located in Gwinnett Progress Distribution Center, shall be known as Suite 100 for all purposes, including, without limitation, property identification and mail distribution.

EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

Signatures on the following page

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IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first written above.

LESSEE:

Signed, sealed and delivered as to Lessee, in the presence of:	PRIMERICA LIFE INSURANCE COMPANY

	By:	/s/ ILLEGIBLE
Witness
(SEAL)

	Title:	V.P.
Date

By:

Title:

Signed, sealed and delivered as to Lessor, in the presence of:

LESSOR:

PRINCIPAL LIFE INSURANCE

COMPANY, an Iowa Corporation,

on behalf of the Real Estate Separate

Account

By: PRINCIPAL REAL ESTATE

INVESTORS, LLC, a Delaware

limited liability company, its

authorized signatory

/s/ Susan K Hayes
Witness

	By:	/s/ Brenda M. Wadle

Date
By:

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SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of November 29, 2004, by and between PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (“Lessor”) and PRIMERICA LIFE INSURANCE COMPANY, a Massachusetts corporation (“Lessee”).

WITNESSETH THAT:

WHEREAS, Lessor and Lessee entered into that certain Standard Industrial Lease dated January 15, 2003, as amended by a First Amendment to Lease dated as of January, 2003 (collectively, the “Lease”), pursuant to which Lessor leases to Lessee and Lessee leases from Lessor approximately 112,500 square feet of space at 1320 Progress Industrial Drive, Lawrenceville, Georgia; and

WHEREAS, Lessor and Lessee now desire to amend the Lease and evidence their agreement by means of this Second Amendment, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Insofar as the terms and provisions of this Second Amendment purport to amend or modify or are in conflict with the terms, provisions and exhibits of the Lease, the terms and provisions of this Second Amendment shall govern and control. In all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect. This Second Amendment is incorporated into and made a part of the Lease, and any and all references to the Lease shall hereafter mean the Lease as amended by this Second Amendment. All capitalized terms that are used but are not defined in this Second Amendment shall have the respective meanings given to such terms in the Lease.

2. The fifth sentence of the second grammatical paragraph of Section 5 of the Lease is hereby deleted in its entirety, and the following is substituted in its place:

“The term “Lessee’s Proportionate Share” or “Proportionate Share”, as used in this Lease, shall be a fraction, the numerator of which is the square footage of the Premises (112,500) and the denominator of which is the square footage of the Building (275,000).”

3. Section 9 of the Lease is hereby deleted in its entirety, and the following is substituted in its place:

“ 9. COMMON AREAS AND OPERATING EXPENSES OF PREMISES

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The term “Common Areas” is defined for all purposes of this Lease as that part of the Building and the land on which the Building is located intended for the common use of all lessees of Lessor, and includes, among other facilities, all parking areas, sidewalks, driveways, truckways, common loading areas, and landscaped areas. Lessor and Lessee hereby agree that Lessee shall have non-exclusive access (together with all other lessees of the Building) to the common parking areas, driveways, walks, landscaped areas and service areas of the Building. During the term of this Lease, Lessee will have the unreserved use, in common with the other tenants of the Building, of one (1) parking space per one thousand (1000) square feet of leased space. Lessee agrees not to interfere with other lessees’ access to or use of the Common Areas.

Lessee shall be entitled to park in the Common Areas in common with other lessees of Lessor. Lessee agrees not to overburden the parking facilities and agrees to cooperate with Lessor and other lessees in the use of the parking facilities. Lessor reserves the right in its absolute discretion to determine whether the parking facilities are becoming crowded and, in such event, to allocate parking spaces among Lessee and other lessees, but in no event shall Lessee’s allotment of parking spaces be less than 112 spaces. Lessee’s trucks shall be parked so that they shall not unreasonably interfere with other lessees’ access to their premises or the Common Areas, and in no event shall Lessee’s trucks be parked in the truck parking spaces or adjacent driveways located adjacent to the northeast end of the Building, which parking spaces and driveways are for the exclusive use of another tenant of the Building and such tenant’s assignees and sublessees.

Lessor shall be responsible for the operation, management and maintenance of the Common Areas, the manner thereof and the expenditures incurred in connection therewith to be in the sole discretion of Lessor. Lessee agrees to pay as additional rent as hereafter provided, Lessee’s Proportionate Share (as defined above) of the cost of operation, management and maintenance of the Common Areas and the Park including among other costs, those incurred for water, landscaping, lighting, painting, cleaning, policing (if any), inspecting, repairing and replacing, hazard and public liability insurance and property damage insurance, together with a reasonable allowance for Lessor’s overhead and depreciation of equipment, and all assessments and other amounts levied, assessed or charged against Lessor or the Property pursuant to the terms of that certain Amended and Restated Declaration of Covenants, Conditions and Restrictions for Gwinnett Progress Center recorded in the real property records of the Clerk of Superior Court of Gwinnett County on November 19, 1986 in Book 3932, at Page 218, as the same may be amended from time to time (the “Operating Expenses”). Lessee shall pay Lessee’s Proportionate Share of the Operating Expenses as follows: Lessee shall pay to Lessor an “Estimated Annual Operating Expense Charge” payable in equal monthly payments in advance, commencing on the first day of the third full calendar month of the Lease Term, based upon the annual Operating Expenses (as estimated by Lessor), but subject to adjustment after the end of each calendar year on the basis of the actual costs for such year. Within ninety (90) days after the close of each calendar year, Lessor will furnish to Lessee a statement of Operating Expenses for such year. Such statement will outline the Operating Expenses incurred and Lessee’s Proportionate Share of same. Such statement will also show any overpayment by Lessee or any shortage in the payments made by Lessee. Any overpayment will be credited against subsequent monthly Operating Expense obligations or shall be refunded to Lessee, at Lessor’s option. Any shortage shall be paid by Lessee to Lessor within ten (10) days after delivery of such statement.

Lessee and its agents and employees shall have one hundred twenty (120) days after receiving the statement to audit Lessor’s books and records concerning the statement at a mutually convenient time at Lessor’s offices. The books and records shall be kept in accord with generally accepted accounting principles consistently applied. If Lessee disputed the accuracy of Lessor’s Statement, Lessee may pay such disputed amount into Lessee’s attorney’s escrow account pending resolution of the dispute. Lessee may however, within 120 days after receiving the Statement, begin arbitration. Lessee may recover that part of the Additional Rent paid (plus interest at twelve percent (12%) per year or the maximum then allowed by applicable law, whichever is less), because of errors in the Statement, books, or records of Lessor. If Lessee does not file for arbitration within the 120-day period, then Lessee accepts as final the amount shown owing on the Statement and shall pay said amounts to Lessor within thirty (30) days.

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If Lessee’s audit of the books and records shows that the actual Operating Expenses was ten percent (10%) or more below the amount appearing on the Statement, then Lessor shall pay to Lessee, Lessee’s reasonable costs of conducting the audit.

Lessor shall be deemed to have waived its right to seek reimbursement from Lessee with respect to any Operating Expenses actually billed to Lessor in the event Lessor has not billed Lessee on account thereof within two (2) years after Lessor’s receipt of any bill or invoice with respect to the same.

Lessee shall be responsible for providing its own trash dumpster and dumpster service in a location approved in advance in writing by Lessor. Lessee’s debris shall be of such volume as to not overburden Lessee’s trash dumpster. Lessee shall keep the trash dumpster area in a clean condition.

Notwithstanding anything to the contrary herein, Operating Expenses exclude: (1) leasing commissions, costs, disbursements, and other expenses incurred for leasing, renovating, or improving space for tenants; (2) costs (including Permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for tenants other than Lessee; (3) costs incurred for matters which directly benefit other tenants which do not benefit Lessee; (4) costs incurred by Lessor for alterations that are considered capital improvements and replacements under generally accepted accounting principles consistently applied; provided, however, that the cost of capital improvements shall be amortized over the useful economic life of such improvements as determined by Lessor, in accordance with generally accepted accounting principles and shall be included in Operating Expenses; (5) depreciation and amortization on the Building; (6) costs incurred because the Lessor or another tenant violated the terms of any lease; (7) intentionally omitted; (8) interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money; (9) items and services for which Lessee reimburses Lessor or pays third parties or that Lessor provides selectively to one or more tenants of the Building other than Lessee without reimbursement; (10) advertising and promotional expenditures; (11) repairs or other work needed because of fire, windstorm, or other casualty or cause insured against by Lessor; (12) costs incurred to remedy structural defects in original construction materials or installations; (13) structural repairs and replacements; roof and foundation repairs and replacements; maintenance and repairs to the exterior of the Building; (14) any costs, fines or penalties incurred because Lessor violated any governmental rule or authority; (15) costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous wastes or asbestos containing materials from the Building and/or property upon which the Building is situated unless the wastes or asbestos containing materials were in or on the property because of Lessee’s negligence or intentional act or the presence thereof otherwise constitutes a default by Lessee in the performance or observance of Lessee’s obligations under this Lease, in which event all such costs shall be borne exclusively by Lessee; (16) any costs for repairs or replacements to the building systems including but not limited to the plumbing, mechanical, heating, ventilation and air conditioning, electrical and sprinkler within the first full year after the Commencement Date other than those specifically caused by Lessee’s negligence or arising in connection with the Lessee’s Work; and (17) other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management, or operation expenses.

Notwithstanding anything to the contrary contained herein, and solely for the benefit of Lessee and not for the benefit of any other tenant or third party, “Controllable Operating Expenses” (as defined below) for any calendar year (the “Applicable Year”), commencing with the calendar year of 2004, shall not exceed an amount determined by increasing the annualized Controllable Operating Expenses for the calendar year of 2003 at the rate of six percent (6%) per year cumulative and compounded through the Applicable Year. “Controllable Operating

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Expenses” shall mean those Operating Expenses which are reasonably controlled by Lessor. Examples of Operating Expenses which are not reasonably controlled by Lessor shall include, but not be limited to, those Operating Expenses relating to utility costs, costs of unbudgeted repairs and maintenance and costs of alterations and modifications to the Building or the Park required by applicable governmental laws, ordinances, rules or regulations. Such limitation on Controllable Operating Expenses shall not limit or otherwise affect Lessee’s obligations regarding the payment of additional rent for Taxes or Premiums under Section 5 above.

Notwithstanding anything to the contrary herein, Operating Expenses shall not include any costs associated with the construction of infrastructure within the Park including but not limited to the construction and installation of any new driveways, roadways, accessways, or buildings or additions thereto within the Park.

Lessor reserves the right to stop the supply of water, sewage, electrical current and other services, without incurring any liability to Lessee, where necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Lessor desirable or necessary, or when prevented from supplying such services by strikes, lockouts, difficulty of obtaining materials, accidents or any other cause beyond Lessor’s control, or by laws, orders or inability following exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. However, in the case of repairs, alterations, replacements or improvements which are under Lessor’s control, Lessor agrees to give Lessee reasonable notice of repairs, alterations, replacements or improvements. No diminution or abatement of rent or other compensation shall or will be claimed by Lessee as a result of, nor shall this Lease or any of the obligations of Lessee be affected or reduced by reason of, any such interruption, curtailment or suspension except in the event if any interruption or failure of utilities services is caused by the gross negligence or willful misconduct of Lessor or its agents, representatives, employees or others acting on Lessor’s behalf and such interruption or failure continues for five consecutive days then the rent shall abate commencing on the sixth consecutive day until such time as the services are continued uninterrupted.

4. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Any party may execute and deliver this Second Amendment by transmitting an executed signature page by facsimile, and any such signature page shall be binding on such party as if it were an original signature.

5. Lessor and Lessee hereby agree that all of the terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended by the terms set forth above in this Second Amendment. Lessor and Lessee hereby ratify and re-affirm each of their respective rights and obligations under the Lease, as amended by this Second Amendment.

[no further text on this page—signature page to follow]

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Second Amendment as of the day and year first above written.

LESSOR:

Signed, sealed and delivered as to Lessor, in the presence of:	PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, on behalf of its Real Estate Separate Account

	By:	Principal Real Estate Investors, LLC, a Delaware limited liability company, its authorized signatory
Witness

By:
Date		Name:
Title:

By:
Name:
Title:

LESSEE:

Signed, sealed and delivered as to Lessor, in the presence of:	PRIMERICA LIFE INSURANCE COMPANY, a Massachusetts corporation

/s/ Rebecca Robertson	By:	/s/ Terry Robertson
Witness	Name:	Terry Robertson
	Title:	VP
11-30-04
Date
	By:	/s/ Karen Fine
	Name:	Karen Fine
	Title:	EVP

/OGC

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Second Amendment as of the day and year first above written.

LESSOR:

Signed, sealed and delivered as to Lessor, in the presence of:	PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, on behalf of its Real Estate Separate Account

/s/ Susan K Hayes	By:	Principal Real Estate Investors, LLC, a Delaware limited liability company, its authorized signatory
Witness

		By:	/s/ Brenda M Wadle
Date		Name:
Title:

By:
Name:
Title:

LESSEE:

Signed, sealed and delivered as to Lessor, in the presence of:	PRIMERICA LIFE INSURANCE COMPANY, a Massachusetts corporation

By:
Witness	Name:
Title:

Date
By:
Name:
Title:

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